Exhibit 99.1
RingCentral Announces Third Quarter 2024 Results
Q3 2024 revenue above high end of guidance
Achieves GAAP operating profitability in Q3 2024
Raising 2024 revenue, net cash provided by operating activities and free cash flow outlook

Belmont, Calif. – November 7, 2024 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered trusted business communications for companies of all sizes, today announced financial results for the third quarter ended September 30, 2024.
Third Quarter Financial Highlights
•Total revenue increased 9% year-over-year to $609 million.
•Subscriptions revenue increased 10% year-over-year to $583 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 9% year over year to $2.48 billion.
•Enterprise ARR increased 11% year over year to $1.07 billion.
•GAAP operating margin of 0.5%, compared to (9.7%) in the prior year.
•Stock-based compensation as percent of total revenue of 14.0%, down 630 basis points year-over-year
•Non-GAAP operating margin of 21.0%, up 190 basis points year-over-year.
•Net cash provided by operating activities of $127 million, up 47% year-over-year
•Free cash flow of $105 million, up 51% year-over-year.

“Our strong results were driven by continued momentum with new products, in particular RingCX, and strength in our core UCaaS market," said Vlad Shmunis, RingCentral’s Founder, Chairman, and CEO. "Our healthy top line growth and significant margin expansion, resulted in robust free cash flow generation. This, combined with a material reduction in stock based compensation, resulted in positive GAAP operating income for the first time in our history.”
•Revenue: Total revenue was $609 million for the third quarter of 2024, up from $558 million in the third quarter of 2023, representing 9% year-over-year growth. Adjusted for constant currency, total revenue rose 9%. Subscriptions revenue of $583 million increased 10% year-over-year and accounted for 96% of total revenue. Adjusted for constant currency, subscriptions revenue rose 10%.
•Operating Income (Loss): GAAP operating income was $3 million, compared to a loss of ($54) million in the same period last year. Non-GAAP operating income was $128 million, or 21.0% of total revenue, compared to $107 million, or 19.1% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $149 million, or 24.5% of total revenue, compared to $128 million, or 22.9% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.09), compared to ($0.45) in the same period last year. Diluted non-GAAP net income per share was $0.95, compared to $0.78 per share in the same period last year. The third quarters of 2024 and 2023 reflected an approximately 22.5% non-GAAP tax rate.

•Cash Flow: Net cash provided by operating activities for the third quarter of 2024 was $127 million, or 20.9% of total revenue, compared to $87 million, or 15.5% of total revenue, for the third quarter of 2023. Free cash flow for the third quarter of 2024 was $105 million, or 17.3% of total revenue. This includes cash paid for interest of $22 million, restructuring and other payments of $5 million and cash received from certain strategic partners of $5 million. For comparison, free cash flow for the third quarter of 2023 was $70 million, which included cash paid for interest of $7 million, and restructuring and other payments of $10 million.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the third quarter of 2024 was $213 million. Our cash balance reflects the repurchase of $83 million in shares during the third quarter of 2024 under the plans previously authorized by our Board. We currently have approximately $243 million remaining on our total authorization.
Financial Outlook

Full Year 2024 Guidance:
•Raising subscriptions revenue range to $2.295 to $2.297 billion, representing annual growth of 9%.
•Raising total revenue range to $2.397 to $2.399 billion, representing annual growth of 9%.
•Raising GAAP operating margin range to (0.7%) to (0.5%) from (1.3%) to (0.8%).
•Maintaining non-GAAP operating margin of 21.0%.
•Maintaining non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $3.69 based on 94.5 million fully diluted shares. This compares to $3.62 to $3.67 based on 96.0 to 95.0 million fully diluted shares previously.
•Lowering share-based compensation range to $350 to $355 million from $370 to $380 million.
•Updating amortization of acquired intangibles to $138 million from $140 million.
•Updating restructuring costs to $16 million from $6 to $7 million.
•Raising free cash flow to $400 to $405 million, up from $395 to $400 million. This guidance includes capitalized expenditures of $85 million, cash paid for interest of $60 million and restructuring and other payments of $27 million, as well as $25 million of cash received from certain strategic partners.
Fourth Quarter 2024 Guidance:
•Subscriptions revenue range of $587.0 to $589.0 million, representing year-over-year growth of 7% to 8%.
•Total revenue range of $611.0 to $613.0 million, representing year-over-year growth of 7%.
•GAAP operating margin range of (0.1%) to 0.8%.
•Non-GAAP operating margin of 21.2%.
•Non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.96 to $0.97 based on 93.0 to 92.5 million fully diluted shares.
•Share-based compensation range of $85 to $90 million.
•Amortization of acquired intangibles of $35 million.
•Restructuring costs of $5 million.

CFO Announcement
RingCentral today announced that Abhey Lamba has been appointed as the company's Chief Financial Officer. Lamba will be responsible for all the company's financial functions including financial planning, controllership, tax, treasury, corporate development and investor relations.

Please see our separate press release regarding this important announcement.
Additional Highlights
•Announced new innovations for RingCX, our AI-powered contact center solution. These include a native, real-time AI-powered assistant for both agents and supervisors, advanced AI-based coaching insights for managers and supervisors, and a new bring-your-own IVA framework for customers and partners to quickly integrate their Intelligent Virtual Agent of choice with RingCX.
•Announced a strategic partnership with Verint to provide RingCX customers access to best-in-class workforce engagement management (WEM) and CX Automation. Through this partnership, RingCX customers will have more choice and be able to leverage Verint’s leading WEM and CX automation solutions, which complement RingCentral’s native AI capabilities, to enhance employee productivity and improve customer experiences, ultimately driving competitive advantage and operational efficiency.
•Announced new innovations for RingEX, our flagship cloud communications platform. This includes RingCentral AI Assistant, which automatically generates detailed, real-time notes for phone calls; helps write, polish, and translate texts and chats; and summarizes meetings with crisp action items, reducing employees’ daily mundane work to free up their time for more critical, strategic work. AI Assistant is now included in RingEX at no additional cost.
•Announced the receipt of the PAN-India license from the Department of Telecommunications (DoT) to operate across all 22 telecommunications circles in India. As the first cloud provider to deliver fully-compliant UCaaS and CCaaS solutions across all of India, Global RingEX Select India connects teams across the globe with offices in India, ensuring secure and reliable connectivity and the ability to navigate the regulatory landscape so customers can focus on their core business operations.
•Renewed our agreement with AT&T, the nation’s premier fiber, fixed wireless and wireless provider. This powerful combination will continue to make leading access and AI communications platforms available to businesses of all sizes.
•Announced a new joint offering with Zayo, Zayo UC+ with RingCentral. The offering combines Zayo’s robust network infrastructure, integration planning, and engineering expertise with RingCentral’s native, AI-powered, and secure RingEX and RingCX solutions.
•Announced that Gartner has recognized RingCentral as a Leader in the 2024 Magic Quadrant for Unified Communications as a Service (UCaaS) report for the tenth year in a row. The 2024 Gartner Critical Capabilities for UCaaS report, which accompanies the Magic Quadrant report, also revealed that RingCentral is ranked #1 in three out of the six product or service use case categories, including: #1 for Telephony-Centric/Heavy Organizations; #1 for UC with Integrated Contact Center; and #1 for Midsize Enterprises.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2024, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the third quarter of 2024 and outlook for the fourth quarter and full year of 2024.
•When: Thursday, November 7, 2024 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q3 2024 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on November 14, 2024, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10193681.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral

RingCentral is a leading provider of AI-powered cloud business communications, contact center, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2024 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including acquisition of select assets from Hopin and Mitel; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingEX (formerly RingCentral MVP™), and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
We have provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$212,652	$222,195
Accounts receivable, net	395,805	364,438
Deferred and prepaid sales commission costs	185,906	184,620
Prepaid expenses and other current assets	64,612	77,396
Total current assets	858,975	848,649
Property and equipment, net	185,160	184,390
Operating lease right-of-use assets	45,100	42,989
Deferred and prepaid sales commission costs, non-current	347,683	395,724
Goodwill	75,322	67,370
Acquired intangibles, net	290,234	393,767
Other assets	15,908	12,024
Total assets	$1,818,382	$1,944,913
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$34,786	$53,295
Accrued liabilities	287,820	325,632
Current portion of long-term debt, net	181,143	20,000
Deferred revenue	260,999	233,619
Total current liabilities	764,748	632,546
Long-term debt, net	1,352,057	1,525,482
Operating lease liabilities	29,830	28,178
Other long-term liabilities	17,648	61,827
Total liabilities	2,164,283	2,248,033

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,210,961	1,204,781
Accumulated other comprehensive loss	(6,084)	(8,223)
Accumulated deficit	(1,750,236)	(1,699,136)
Total stockholders’ deficit	$(545,350)	$(502,569)
Total liabilities, temporary equity and stockholders’ deficit	$1,818,382	$1,944,913

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Subscriptions	$582,970	$531,030	$1,707,515	$1,552,956
Other	25,795	27,134	78,368	78,202
Total revenues	608,765	558,164	1,785,883	1,631,158
Cost of revenues
Subscriptions	150,864	141,172	442,621	413,664
Other	29,320	27,802	84,712	80,403
Total cost of revenues	180,184	168,974	527,333	494,067
Gross profit	428,581	389,190	1,258,550	1,137,091
Operating expenses
Research and development	84,144	85,444	244,422	250,965
Sales and marketing	276,976	270,767	819,193	795,422
General and administrative	64,170	87,154	207,902	244,472
Total operating expenses	425,290	443,365	1,271,517	1,290,859
Income (loss) from operations	3,291	(54,175)	(12,967)	(153,768)
Other income (expense), net
Interest expense	(16,393)	(12,162)	(48,668)	(19,492)
Other income	1,073	20,441	12,820	61,521
Other income (expense), net	(15,320)	8,279	(35,848)	42,029
Loss before income taxes	(12,029)	(45,896)	(48,815)	(111,739)
(Benefit from) provision for income taxes	(4,176)	(3,780)	2,285	6,258
Net loss	$(7,853)	$(42,116)	$(51,100)	$(117,997)
Net loss per common share
Basic and diluted	$(0.09)	$(0.45)	$(0.55)	$(1.24)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	91,892	94,593	92,590	95,213

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(51,100)	$(117,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	167,557	174,723
Share-based compensation	258,607	314,533
Unrealized loss on investments	—	1,646
Amortization of deferred and prepaid sales commission costs	120,685	100,618
Amortization of debt discount and issuance costs	3,112	3,465
Gain on early extinguishment of debt	—	(42,891)
Reduction of operating lease right-of-use assets	15,329	15,272
Provision for bad debt	4,852	5,200
Other	(11,762)	4,879
Changes in assets and liabilities:
Accounts receivable	(36,219)	(39,641)
Deferred and prepaid sales commission costs	(99,238)	(103,773)
Prepaid expenses and other assets	15,592	(7,251)
Accounts payable	(17,473)	(31,664)
Accrued and other liabilities	(24,461)	9,383
Deferred revenue	18,709	15,309
Operating lease liabilities	(13,796)	(15,993)
Net cash provided by operating activities	350,394	285,818
Cash flows from investing activities
Purchases of property and equipment	(18,617)	(17,515)
Capitalized internal-use software	(40,858)	(38,241)
Cash paid for business combination, net of cash acquired	(26,291)	(14,709)
Purchases of intangible assets	(2,540)	—
Net cash used in investing activities	(88,306)	(70,465)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	10,000	10,954
Payments for taxes related to net share settlement of equity awards	(5,333)	(7,124)
Payments for repurchases of common stock	(244,996)	(249,568)
Proceeds from issuance of long-term debt, net of issuance costs	—	786,311
Payments for the repurchase of convertible notes	—	(580,960)
Payments for fees on long-term debt	(4,308)	—
Repayments of principal on long-term debt	(15,000)	(5,000)
Repayments for financing obligations	(3,085)	(4,738)
Payments for contingent consideration	(10,345)	(1,673)
Net cash used in financing activities	(273,067)	(51,798)
Effect of exchange rate changes	1,436	(1,187)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9,543)	162,368
Cash, cash equivalents, and restricted cash
Beginning of period	222,195	269,984
End of period	$212,652	$432,352

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Subscriptions	$582,970	$531,030	$1,707,515	$1,552,956
Other	25,795	27,134	78,368	78,202
Total revenues	$608,765	$558,164	$1,785,883	$1,631,158
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$150,864	$141,172	$442,621	$413,664
Share-based compensation	(5,536)	(7,392)	(18,028)	(21,096)
Amortization of acquired intangibles	(31,376)	(37,045)	(99,228)	(110,324)
Third-party relocation and other costs	—	(93)	(49)	(105)
Restructuring costs	(313)	—	(572)	(637)
Non-GAAP Subscriptions cost of revenues	$113,639	$96,642	$324,744	$281,502

GAAP Other cost of revenues	$29,320	$27,802	$84,712	$80,403
Share-based compensation	(1,919)	(2,380)	(5,995)	(6,892)
Amortization of acquired intangibles	(21)	(22)	(65)	(66)
Restructuring costs	(400)	(6)	(748)	(58)
Non-GAAP Other cost of revenues	$26,980	$25,394	$77,904	$73,387
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.5%	81.8%	81.0%	81.9%
Non-GAAP Other	(4.6)%	6.4%	0.6%	6.2%
Non-GAAP Gross profit	76.9%	78.1%	77.5%	78.2%
Operating expenses reconciliation
GAAP Research and development	$84,144	$85,444	$244,422	$250,965
Share-based compensation	(20,033)	(24,576)	(59,644)	(71,804)
Third-party relocation and other costs	(732)	(3,401)	(2,277)	(4,964)
Restructuring costs	(1,056)	(1,794)	(2,829)	(4,281)
Non-GAAP Research and development	$62,323	$55,673	$179,672	$169,916
As a % of total revenues non-GAAP	10.2%	10.0%	10.1%	10.4%

GAAP Sales and marketing	$276,976	$270,767	$819,193	$795,422
Share-based compensation	(35,528)	(38,287)	(104,028)	(117,063)
Amortization of acquired intangibles	(2,055)	(1,134)	(3,798)	(2,529)
Third-party relocation and other costs	—	(86)	(332)	(101)
Restructuring costs	(2,028)	(1,124)	(4,639)	(5,093)
Non-GAAP Sales and marketing	$237,365	$230,136	$706,396	$670,636
As a % of total revenues non-GAAP	39.0%	41.2%	39.6%	41.1%

GAAP General and administrative	$64,170	$87,154	$207,902	$244,472
Share-based compensation	(22,092)	(40,456)	(77,374)	(103,858)
Third-party relocation and other costs	(463)	(1,689)	(4,691)	(5,317)
Restructuring costs	(1,049)	(1,520)	(1,838)	(2,856)
Non-GAAP General and administrative	$40,566	$43,489	$123,999	$132,441
As a % of total revenues non-GAAP	6.7%	7.8%	6.9%	8.1%
Income (loss) from operations reconciliation
GAAP income (loss) from operations	$3,291	$(54,175)	$(12,967)	$(153,768)
Share-based compensation	85,108	113,091	265,069	320,713
Amortization of acquired intangibles	33,452	38,201	103,091	112,919
Third-party relocation and other costs, net	1,195	5,269	7,349	10,487
Restructuring costs	4,846	4,444	10,626	12,925
Non-GAAP Income from operations	$127,892	$106,830	$373,168	$303,276
Non-GAAP Operating margin	21.0%	19.1%	20.9%	18.6%

Depreciation and amortization	$21,131	$20,966	$64,466	$61,804
Non-GAAP Adjusted EBITDA	$149,023	$127,796	$437,634	$365,080
As a % of total revenues non-GAAP	24.5%	22.9%	24.5%	22.4%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) reconciliation
GAAP net loss	$(7,853)	$(42,116)	$(51,100)	$(117,997)
Share-based compensation	85,108	113,091	265,069	320,713
Amortization of acquired intangibles	33,452	38,201	103,091	112,919
Third-party relocation and other costs, net	1,158	(1,731)	(349)	(22)
Restructuring costs	4,846	4,444	10,626	12,925
Amortization of debt discount and issuance costs	1,098	1,067	3,112	3,465
Loss associated with investments	—	99	458	1,745
Gain on early extinguishment of debt	—	(11,784)	—	(42,891)
Intercompany remeasurement loss (gain)	1,116	669	820	(1,217)
Income tax expense effects	(29,995)	(25,866)	(72,868)	(60,319)
Non-GAAP net income	$88,930	$76,074	$258,859	$229,321
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	91,892	94,593	92,590	95,213
Effect of dilutive securities	1,952	2,362	2,308	1,622
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	93,844	96,955	94,898	96,835

Diluted net income (loss) per share
GAAP net loss per share	$(0.09)	$(0.45)	$(0.55)	$(1.24)
Non-GAAP net income per share	$0.95	$0.78	$2.73	$2.37

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$127,219	$86,594	$350,394	$285,818
Capitalized expenditures	(21,774)	(16,632)	(59,475)	(55,756)
Non-GAAP free cash flow	$105,445	$69,962	$290,919	$230,062
Non-GAAP free cash flow margin	17.3%	12.5%	16.3%	14.1%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q4 2024		FY 2024
	Low Range	High Range	Low Range	High Range
GAAP revenues	611.0	613.0	2,396.9	2,398.9

GAAP loss from operations	(0.5)	5.0	(17.0)	(11.6)
GAAP operating margin	(0.1%)	0.8%	(0.7%)	(0.5%)
Share-based compensation	90.0	85.0	355.0	350.0
Amortization of acquired intangibles	35.0	35.0	137.8	137.8
Third-party relocation and other costs, net	—	—	10.8	10.8
Restructuring costs	5.0	5.0	16.0	16.0
Non-GAAP income from operations	129.5	130.0	502.6	503.0
Non-GAAP operating margin	21.2%	21.2%	21.0%	21.0%

	FY 2024
	Low Range	High Range
GAAP net cash provided by operating activities	$485.0	$490.0
Capitalized expenditures	(85.0)	(85.0)
Non-GAAP free cash flow	$400.0	$405.0